EXHIBIT 10.1



                                 FIRST AMENDMENT
                                     TO THE
                      CORNERSTONE REALTY INCOME TRUST, INC.
                  1992 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     FIRST AMENDMENT, dated as of May 12, 1998, to the Cornerstone Realty Income Trust, Inc. 1992 Non-Employee Directors Stock Option Plan, as amended and restated July 8, 1994, by Cornerstone Realty Income Trust, Inc. (the "Company").


     The Company maintains the Cornerstone Realty Income Trust, Inc. 1992 Non-Employee Directors Stock Option Plan, as amended and restated effective as of July 8, 1994 (the "Plan"). The Company's Board of Directors and shareholders have approved an amendment to the Plan, as described herein.


     NOW, THEREFORE, the Plan is amended as follows:

     I. Plan Section 7(a)(iii) is amended to read as follows:

     (iii) As of each June 1 during the years 1994 through 1999 (inclusive), each Eligible Director shall automatically receive an Option to purchase 0.02% of the total number of shares of Common Stock issued and outstanding on that date.

     II. This Amendment shall be effective as of May 12, 1998.

     III. In all respects not amended, the Plan is hereby ratified and confirmed.

                                   * * * * * *

     To record the adoption of the Amendment as set forth above, the Company has caused this document to be signed as of the 12th day of May, 1998.



                                           Cornerstone Realty Income Trust, Inc.


                                           By    /s/  Stanley J. Olander, Jr.
                                              Chief Financial Officer